Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Norman C. Chambers, Mark E. Johnson and Todd R. Moore, and each of them severally, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, to the Registration Statement on Form S-8 to be filed with respect to the NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan and the NCI Building Systems, Inc. Deferred Compensation Plan and any or all amendments (including pre-effective and post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Norman C. Chambers Norman C. Chambers	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	April 23, 2010

/s/ Mark E. Johnson Mark E. Johnson	Executive Vice President—Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	April 23, 2010

/s/ Kathleen J. Affeldt Kathleen J. Affeldt	Director	April 23, 2010

/s/ James G. Berges James G. Berges	Director	April 23, 2010

/s/ Gary L. Forbes Gary L. Forbes	Director	April 23, 2010

/s/ John J. Holland John J. Holland	Director	April 23, 2010

/s/ Lawrence J. Kremer Lawrence J. Kremer	Director	April 23, 2010

/s/ George Martinez George Martinez	Director	April 23, 2010

/s/ Nathan K. Sleeper Nathan K. Sleeper	Director	April 23, 2010

/s/ Jonathan L. Zrebiec Jonathan L. Zrebiec	Director	April 23, 2010